                                                           Exhibit No. EX-99.e.2
                             REVENUESHARES ETF TRUST
                        AUTHORIZED PARTICIPANT AGREEMENT

This Authorized  Participant  Agreement (the "Agreement") is entered into by and
between  Foreside  Fund  Services,   LLC  (the   "Distributor")  and  [  ]  (the
"Participant")  and is  subject to  acceptance  by The Bank of New York as index receipt agent for RevenueShares ETF Trust (the "Index Receipt Agent").

The Index Receipt Agent serves as the Index Receipt Agent for  RevenueShares ETF
Trust  (the  "Trust")  and  all of its  designated  series  (each a  "Fund"  and collectively,  the  "Funds")  as set  forth in Annex I, and is an Index  Receipt
Agent as that term is defined in the rules of the National  Securities  Clearing
Corporation ("NSCC"). The Distributor provides services as principal underwriter of the  Funds  acting  on an  agency  basis  in  connection  with  the  sale and distribution of the class of shares issued by the Funds known as "ETF Shares."

The process by which an investor purchases and redeems ETF Shares from a Fund is described in detail in the Trust's ETF Shares  Prospectus  and the  Statement of
Additional  Information  incorporated  therein (the  "Prospectus") that comprise part of the Trust's registration statement, as amended, on Form N-1A (Investment
Company  Act  Registration  No.  811-21993)  and  Annex  II  to  this  Agreement
(hereinafter collectively,  "ETF Documents"). The discussion of the purchase and redemption  process in this  Agreement  is modified as necessary by reference to the  more  complete  discussions  in the ETF  Documents.  References  to the ETF
Documents are to the then current  Prospectus  and Annex II to this Agreement as each may be  supplemented  or amended from time to time.  Capitalized  terms not otherwise defined herein are used herein as defined in the ETF Documents. In the event of a conflict  between the Prospectus and Annex II to this Agreement,  the
Prospectus shall control. Each party to this Agreement agrees to comply with the provisions of the ETF Documents to the extent applicable to it.

The ETF Shares of a Fund may be  purchased  or redeemed  directly  from the Fund only in  aggregations  of a specified  number,  known as a "Creation  Unit." The number of ETF Shares presently  constituting a Creation Unit of each Fund is set forth in Annex I.  Creation  Units of ETF  Shares  may be  purchased  only by or through an entity that is a participant in The Depository  Trust Company ("DTC")
or a  broker-dealer  or other  participant in the Continuous Net Settlement (the
"CNS")  System  of NSCC and  that has  entered  into an  Authorized  Participant
Agreement with the Distributor.  The Participant agrees to be bound by the terms of such instructions  issued by the Index Receipt Agent and reported to the NSCC as though such instructions were issued by the Participant directly.

To purchase a Creation Unit, an authorized DTC  participant or CNS  participant, whether acting for its own account or on behalf of another party, generally must deliver  to the Fund a  designated  basket of equity  securities  (the  "Deposit
Securities")  and an amount of cash computed as described in the Prospectus (the
"Balancing  Amount"),  plus a purchase  transaction  fee as described in the ETF
Documents  (the  "Transaction  Fee").  The Deposit  Securities and the Balancing
Amount together constitute the "Portfolio Deposit." The Balancing Amount and the
Transaction Fee are referred to collectively as the "Cash Component." The amount of such purchase  transaction fee shall be determined by the Trust or investment adviser  to the Trust in its sole  discretion  and may be  changed  from time to time.

This Agreement is intended to set forth the procedures by which the  Participant may  purchase  and/or  redeem  Creation  Units of ETF Shares (i) through the CNS clearing  processes  of NSCC as such  processes  have  been  enhanced  to effect purchases and  redemptions of Creation  Units,  such processes being referred to herein as the  "Clearing  Process," or (ii) outside the  Clearing  Process.  The procedures for  processing an order to purchase ETF Shares (a "Purchase  Order")
and an order to redeem ETF Shares (a  "Redemption  Order") are  described in the
Fund's ETF Documents.  All Purchase and Redemption  Orders must be made pursuant to the procedures set forth in Annex II to this  Agreement.  The Participant may not cancel a Purchase Order or a Redemption Order after it is placed.

The  parties  hereto,  in  consideration  of the  premises  and  of  the  mutual agreements contained herein, agree as follows:

1. STATUS OF PARTICIPANT

(a) The Participant  hereby represents,  covenants,  and warrants that it is and will continue to be a  participant  in DTC ("DTC  Participant")  so long as this
Agreement is in full force and effect and that,  with respect to Purchase Orders or Redemption  Orders of Creation Units of ETF Shares of any Fund placed through the  Clearing  Process,  it is and will  continue  to be a member  of NSCC and a participant in the CNS System of NSCC so long as this Agreement is in full force and effect.  The Participant may place Purchase Orders or Redemption  Orders for
Creation  Units  either  through the  Clearing  Process or outside the  Clearing
Process,  subject to the procedures  for purchase and redemption  referred to in paragraph 2 and Annex II to this Agreement. If a Participant loses its status as a DTC  Participant or NSCC member,  or its eligibility to participate in the CNS
System,  this  Agreement  will  automatically  terminate and  Participant  shall promptly  notify  the  Distributor  in  writing  of  the  change  in  status  or eligibility.

(b) The  Participant  hereby  represents and warrants that it is registered as a broker-dealer  under  the  Securities  Exchange  Act of  1934,  as  amended,  is qualified  to act as a broker  or dealer  in the  states or other  jurisdictions where it transacts  business,  and is a member in good standing of the Financial
Industry Regulatory Authority (the "FINRA"). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement.  The Participant agrees to comply with all  applicable  federal  laws,  the laws of the states or other  jurisdictions  concerned,  and  the  rules  and  regulations  promulgated thereunder,  and with the Constitution,  By-Laws and Conduct Rules of the FINRA,
and  that it will  not  offer or sell  ETF  Shares  of any Fund in any  state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c) If the  Participant  is  offering  and  selling  ETF  Shares  of any Fund in jurisdictions  outside the several  states,  territories  and possessions of the
United States and is not  otherwise  required to be registered or qualified as a broker or  dealer,  or to be a member of the  FINRA,  as set  forth  above,  the
Participant   nevertheless   agrees  to  observe  the  applicable  laws  of  the
jurisdiction  in which such offer  and/or sale is made,  to comply with the full disclosure  requirements  of the  Securities  Act of 1933 as amended  (the "1933
Act") and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(d) The  Participant  understands and  acknowledges  that the proposed method by which  Creation Units of ETF Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of ETF Shares may be issued  and sold by the Fund on an  ongoing  basis,  at any point a  "distribution,"  as such term is used in the 1933 Act,  may occur.  The
Participant  understands  and  acknowledges  that some  activities  on its part, depending on the circumstances,  may result in its being deemed a participant in the  distribution  in a manner that could render it a statutory  underwriter and subject it to the prospectus delivery and liability  provisions of the 1933 Act.
(A fuller discussion of these risks appears in the Prospectus.) Whether a person is an underwriter depends upon all of the facts and circumstances  pertaining to that  person's  activities,  and you  should  consult  legal  counsel if you are uncertain of your status.  Neither the  Distributor  nor the Index Receipt Agent
will indemnify the Participant for any violations of the federal securities laws committed by the Participant.

2. EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a) All Purchase  Orders and Redemption  Orders shall be made in accordance with the terms of the ETF  Documents.  Each party  hereto  agrees to comply  with the provisions of such documents to the extent  applicable to it. It is contemplated that the phone lines used by the ETF Shares'  telephone  representatives,  which include representatives of the Distributor, Index Receipt Agent or the Trust and
any affiliates thereof, will be recorded, and the Participant hereby consents to the  recording of all calls with these  representatives.  The Funds  reserve the right  to issue  additional  or  other  procedures  relating  to the  manner  of purchasing or redeeming  Creation Units,  and the  Participant  agrees to comply with such  procedures  as may be issued  from  time to time,  including  but not limited  to the ETF  Shares  cash  collateral  settlement  procedures  that  are referenced  in Annex II to this  Agreement.  The  Participant  acknowledges  and agrees on behalf of itself and any party for which it is acting that  acceptance of a Purchase Order or Redemption Order shall be irrevocable, and that the Funds
(or the  Distributor  on behalf of the  Funds)  reserve  the right to reject any
Purchase Order until the trade is properly  released as described in Annex II to this Agreement. The Participant agrees that the Distributor has and reserves the right,  in its sole  discretion  without  notice,  to reject a Purchase Order or
Redemption Order or suspend sales of ETF Shares, at anytime.

(b) With respect to any  Redemption  Order,  the  Participant  acknowledges  and agrees on  behalf of itself  and any party for which it is acting to return to a
Fund any dividend,  distribution, or other corporate action paid to it or to the party  for  which it is  acting  in  respect  of any  Deposit  Security  that is transferred to the  Participant or any party for which it is acting that,  based on the valuation of such Deposit  Security at the time of transfer,  should have been paid to the Fund.  With respect to any Redemption  Order,  the  Participant also  acknowledges  and agrees on behalf of itself and any party for which it is acting that a Fund is  entitled to reduce the amount of money or other  proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, or other corporate action to be paid to it or to the party  for  which it is  acting  in  respect  of any  Deposit  Security  that is transferred to the  Participant or any party for which it is acting that,  based on the  valuation  of such Deposit  Security at the time of transfer,  should be paid to the Fund. With respect to any Purchase Order, each Fund acknowledges and agrees  to  return to the  Participant  or any party for which it is acting  any dividend, distribution, or other corporate action paid to the Fund in respect of any  Deposit  Security  that is  transferred  to the  Fund  that,  based  on the valuation  of such Deposit  Security at the time of  transfer,  should have been paid to the Participant or any party for which it is acting.

(c) When making a Redemption Order, the Participant  understands and agrees that in the event Shares are not transferred to the Fund,  such Redemption  Order may be rejected by the Fund and the Participant  will be solely  responsible for all costs and losses and fees  incurred by the Fund,  the Index Receipt Agent or the
Distributor related to such rejected Redemption Order.

3. AUTHORIZATION OF INDEX RECEIPT AGENT

With  respect to Purchase  Orders or  Redemption  Orders  processed  through the
Clearing Process,  the Participant  hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such  instructions,  including amounts  of the  Deposit  Securities  and  Cash  Components  as  are  necessary, consistent  with the  instructions  issued by the  Participant to the ETF Shares telephone  representative.  The  Participant  agrees to be bound by the terms of such  instructions  issued by the Index  Receipt  Agent and  reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

4. MARKETING MATERIALS AND REPRESENTATIONS.

The  Participant  represents,  warrants,  and  agrees  that it will not make any representations  concerning ETF Shares other than those  contained in the Funds'
then current  Prospectus  or in any  promotional  materials or sales  literature furnished to the Participant by the Distributor.  The Participant  agrees not to furnish  or cause to be  furnished  to any  person or  display  or  publish  any information or materials relating to ETF Shares (including,  without limitation, promotional  materials and sales  literature,  advertisements,  press  releases, announcements,  statements,  posters, signs, or other similar materials), except such  information  and materials as may be furnished to the  Participant  by the
Distributor  and such other  information  and  materials  as may be  approved in writing by the Distributor.  The Participant  understands that the Fund will not be advertised or marketed as an open-end investment  company,  i.e., as a mutual fund, and that any advertising  materials will prominently disclose that the ETF
Shares are not individually redeemable. In addition, the Participant understands that any  advertising  material  that  addresses  redemption  of ETF Shares will disclose  that ETF Shares may be tendered for  redemption to the issuing Fund in
Creation Unit aggregations only.  Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular  course of its  business  research  reports  that  include  information,
opinions,   or   recommendations   relating   to  ETF   Shares  (i)  for  public
dissemination,  provided that such research  reports compare the relative merits and benefits of ETF Shares with other  products and are not used for purposes of marketing ETF Shares and (ii) for internal use by the Participant.

5. TITLE TO SECURITIES; RESTRICTED SHARES

The  Participant  represents on behalf of itself and any party for which it acts that upon  delivery of a portfolio of Deposit  Securities  to the  Custodian the
Fund will acquire good and unencumbered title to such securities, free and clear of all liens,  restrictions,  charges, and encumbrances,  and not subject to any adverse claims,  including without  limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement  entered into by the Participant or any party for which it is acting in connection with a
Purchase  Order;  or (ii) any  provision  of the 1933 Act,  and any  regulations thereunder (except that portfolio  securities of issuers other than U.S. issuers shall not be required to have been registered  under the 1933 Act if exempt from such  registration),  or of the  applicable  laws or  regulations  of any  other applicable jurisdiction.  In particular, the Participant represents on behalf of itself and any party for which it acts that no such  securities are  "restricted securities" as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

6. CASH COMPONENT

The Participant hereby agrees that in connection with a Purchase Order,  whether for itself or any party for which it acts, it will make available to the issuing
Fund in same day  funds  for each  purchase  of ETF  Shares  an  amount  of cash sufficient to pay the Cash  Component.  Payment of the Cash  Component  shall be made through DTC to an account  maintained  by the  Custodian at The Bank of New
York,  and shall be provided in same day or  immediately  available  funds on or before the settlement  date  ("Contractual  Settlement  Date").  The Participant hereby agrees to ensure that the Cash  Component will be received by the issuing
Fund on or before the Contractual  Settlement  Date, and in the event payment of such Cash Component has not been made by such  Contractual  Settlement Date, the
Participant  agrees  on  behalf  of  itself  or any  party  for which it acts in connection with a Purchase Order to pay the amount of the Cash  Component,  plus interest,  computed at such reasonable rate as may be specified by the Fund from time to time. The Participant  shall be liable to the Custodian  and/or the Fund for  any  amounts  advanced  by the  Custodian  in its  sole  discretion  to the
Participant  for payment of the  amounts  due and owing for the Cash  Component.
Computation of the Cash Component shall exclude any taxes,  duties or other fees and expenses  payable upon the transfer of  beneficial  ownership of the Deposit
Securities,  which shall be the sole  responsibility  of the Participant and not the Trust.

7. ROLE OF PARTICIPANT

(a) The  Participant  acknowledges  and  agrees  that for all  purposes  of this
Agreement,  the Participant will be deemed to be an independent contractor,  and will have no authority to act as agent for the Funds or the  Distributor  in any matter  or in any  respect.  The  Participant  agrees  to  make  itself  and its employees available,  upon request, during normal business hours to consult with the Funds or the  Distributor or their  designees  concerning the performance of the Participant's responsibilities under this Agreement.

(b) The  Participant  agrees as a DTC  Participant  and in  connection  with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights,  and shall be bound by all of the obligations,  of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Participant agrees to maintain all books and records of all sales of ETF
Shares  made by or through it  pursuant  to its  obligations  under the  federal
Securities  laws  and to  furnish  copies  of such  records  to the  Fund or the
Distributor upon the request of the Fund or the Distributor.

(d) The  Participant  represents  that from time to time it may be a  beneficial owner of ETF Shares.  To the extent that it is a beneficial owner of ETF Shares, the Participant  agrees to irrevocably  appoint  Distributor as its attorney and proxy with full  authorization  and power to vote (or abstain  from  voting) its beneficially  owned  shares.  The  Distributor  intends to vote (or abstain from voting) the  Participant's  beneficially  owned shares in the same proportion as the votes (or  abstentions) of all other  shareholders of the Fund on any matter submitted to the vote of shareholders of the Fund or Trust. The Distributor,  as attorney and proxy for  Participant  under this  Paragraph,  (i) is hereby given full power of  substitution  and  revocation;  (ii) may act through such agents, nominees,  or attorneys  as it may appoint from time to time;  (iii) may provide
voting  instructions  to  such  agents,   nominees,   or  substitute  attorneys.
Distributor may terminate this irrevocable  proxy within sixty (60) days written notice to the Participant.

(e) The Participant  understands that under the terms of NYSE Arca requires that members,  including  Equity  Permit  Holders and Market  Makers,  provide to all purchasers of ETF Shares a written  description of the terms and characteristics of such  securities,  in a form prepared by the open-end  management  investment company issuing such  securities,  not later than the time a confirmation of the first  transaction in such series is delivered to such  purchaser.  In addition, members shall include a written  description with any sales material relating to
ETF Shares that is  provided  to  customers  or the  public.  Any other  written materials  provided  by a member to  customers  or the  public  making  specific reference  to a Fund of the  Trust  as an  investment  vehicle  must  include  a statement in substantially the following form: "A circular  describing the terms and  characteristics of RevenueShares ETF Trust is available from your broker or
NYSE Arca. It is  recommended  that you obtain and review such  circular  before purchasing ETF Shares. In addition, upon request you may obtain from your broker a prospectus for ETF Shares." Such other written materials  provided by a member to customers or the public shall  include all other  necessary  and  appropriate disclosures.  A Participant who is a NYSE Arca member who is carrying an omnibus account for a non-member  broker-dealer is required,  if appropriate,  to inform such  non-member  that the execution of an order to purchase ETF Shares for such omnibus account will be deemed to constitute agreement by the non-member to make such written  description  available  to its  customers on the same terms as are directly applicable to members under this Rule.

(f) The  Participant  affirms that it maintains  procedures  that are reasonably
designed  to   safeguard   non-public   personal   consumer/customer   financial
information to the extent required by applicable law, rule and regulation.

(g) The Participant further represents that its anti-money laundering program is maintained  consistent with all applicable  federal laws, rules and regulations, including the USA Patriot Act and rules promulgated by the SEC.

8. AUTHORIZED PERSONS OF THE PARTICIPANT

(a)  Concurrently  with the  execution of this  Agreement  and from time to time thereafter as may be requested by the Funds,  the  Participant  shall deliver to the Funds,  with copies to the Index  Receipt  Agent,  a  certificate  in a form approved by the Funds (see Annex III hereto),  duly  certified as appropriate by the Participant's Secretary or other duly authorized official, setting forth the names and signatures of all persons authorized to give instructions  relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth  therein and shall be  considered to be in full force and effect  until  delivery  to the  Funds of a  superseding  certificate.  Upon the termination  or  revocation  of  authority  of  such  Authorized  Person  by the
Participant, the Participant shall give immediate written notice of such fact to the  Funds  with  copy to the  Index  Receipt  Agent  and such  notice  shall be effective upon receipt by the Funds.

(b) The Funds shall issue to the  Participant a unique  personal  identification number  ("PIN  Number")  by  which  the  Participant  shall  be  identified  and instructions issued by the Participant hereunder shall be authenticated. The PIN
Number shall be kept  confidential  and provided to Authorized  Persons only. If the  Participant's  PIN  Number  is  changed,  the new PIN  Number  will  become effective on a date mutually agreed upon by the Participant and the Distributor.
If for some reason, the Participant's PIN number is compromised, the Participant shall contact the fund immediately in order for a new one to be issued.

(c) The Distributor  shall assume that all  instructions  issued to it using the
Participant's  PIN Number have been properly placed,  unless the Distributor has actual  knowledge to the contrary or the Participant has revoked its PIN Number.
The  Distributor  shall not verify that an Order is being placed by or on behalf of the  Participant.  The  Participant  agrees that the  Distributor,  the Index
Receipt  Agent  and the Trust  shall  not be  liable,  absent  fraud or  willful misconduct,  for losses  incurred by the Participant as a result of unauthorized use of the Participant's PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number.

9. REDEMPTIONS

(a) The  Participant  understands  and  agrees  that  Redemption  Orders  may be submitted  only on days  that the Trust is open for  business,  as  requires  by
Section 22(e) of the Investment Company Act of 1940.

(b) The Participant  represents and warrants that it will not attempt to place a
Redemption Order for the purpose of redeeming any Creation Unit of ETF Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns  outright or has full legal  authority  and legal and  beneficial  right to tender for redemption  the requisite  number of the Fund's ETF Shares and to the entire proceeds of the redemption, and that such ETF Shares have not been loaned or pledged to another  party and are not the subject of a repurchase  agreement, securities  lending  agreement,  or any other  agreement that would preclude the delivery of such ETF Shares to the Fund.

(c) The Participant understands that ETF Shares of any Fund may be redeemed only when one or more Creation Units of ETF Shares of a Beneficial  Owner are held in the account of a single Participant.

(d)  Notwithstanding   anything  to  the  contrary  in  this  Agreement  or  the
Prospectus,  the Participant  understands and agrees that residents of Australia and New Zealand,  and potentially other countries,  are entitled to receive only cash  upon  redemption  of a  Creation  Unit  of ETF  Shares.  Accordingly,  the
Participant  may be  required  to confirm  that any  request  it submits  for an in-kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

10. COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 351

(a) The  Participant  represents  and  warrants  that,  based upon the number of outstanding ETF Shares of any particular  Fund, it does not, and will not in the future, hold for the account of any single Beneficial Owner, or group of related
Beneficial Owners, 80 percent or more of the currently outstanding ETF Shares of such Fund, so as to cause the Fund to have a basis in the  portfolio  securities deposited  with  the Fund  different  from the  market  value of such  portfolio securities on the date of such deposit,  pursuant to section 351 of the Internal
Revenue Code of 1986, as amended.

(b) The Participant  agrees that the confirmation  relating to any order for one or  more  Creation  Units  of ETF  Shares  of a Fund  shall  state  as  follows:
"Purchaser  represents and warrants that, after giving effect to the purchase of
ETF Shares to which this confirmation  relates,  it will not hold 80% or more of the  outstanding ETF Shares of the issuing Fund and will not treat such purchase as eligible for tax-free  treatment  under  Section 351 of the Internal  Revenue
Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written  confirmations to any person purchasing from it any of the ETF Shares to which this confirmation relates."

(c) A Fund and its Index Receipt Agent and  Distributor  shall have the right to require,  as a condition to the  acceptance of a deposit of Deposit  Securities, information from the Participant regarding ownership of the Fund's ETF Shares by such Participant and its customers,  and to rely thereon to the extent necessary to make a determination  regarding ownership of 80 percent or more of the Fund's currently outstanding ETF Shares by a Beneficial Owner.

11. OBLIGATIONS OF PARTICIPANT

(a) The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon their reasonable request.

(b) The Participant  affirms that it has procedures in place reasonably designed to  protect  the  privacy of  non-public  personal  consumer/customer  financial information to the extent required by applicable law, rule and regulation.

(c) The Participant  further  represents that its anti-money  laundering program
("AML Program"), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program,  (ii) provides  ongoing  employee  training,  (iii)
includes an  independent  audit  function to test the  effectiveness  of the AML
Program, (iv) establishes internal policies,  procedures,  and controls that are tailored to its  particular  business,  (v)  includes a customer  identification program consistent with the rules under section 326 of the USA Patriot Act, (vi)
provides  for  the  filing  of  all  necessary  anti-money   laundering  reports
including,  but not  limited to,  currency  transaction  reports and  suspicious activity  reports,  (vii) provides for screening all new and existing  customers against reports and suspicious  activity  reports,  (vii) provides for screening all new and existing  customers against the Office of Foreign Asset Control list and any other  government list that is or becomes required under the USA Patriot
Act, and (viii)  allows for  appropriate  regulators  to examine its  anti-money laundering books and records.  The Distributor shall verify the identity of each
Authorized   Participant   and   maintain   identification    verification   and
transactional records in accordance with the requirements of applicable laws and regulations  aimed at the  prevention and detection of money  laundering  and/or terrorism activities.

(d) The  Participant  represents  and  warrants  that,  during  the term of this
Agreement,  it will not be an  affiliated  person  of a fund,  a  promoter  or a principal underwriter of a fund or an affiliated person of such persons,  except under 2(a)(3)(A) or 2(a)(3)(C) of the Investment Company Act of 1940, as amended
(the "1940 Act") due to ownership of Shares.

(e)  The   Participant   agrees   that  it  will  meet   Distributor's   written
creditworthiness standards at all times at which it performs activities pursuant to this Agreement and will inform the Distributor immediately should Participant not meet such standards.  Participant  agrees that it will be subject to various tests  performed by Distributor to determine if the Participant is in compliance with the Distributor's written  creditworthiness  standards and agrees to comply with all requests for  information in order to permit the Distributor to perform such tests.

12. INDEMNIFICATION

Note: This paragraph shall survive the termination of this Agreement.

(a)  The   Participant   hereby  agrees  to  indemnify  and  hold  harmless  the
Distributor,  the Funds, the Index Receipt Agent, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party"), from and against any loss, liability,  cost, or expense
(including  attorneys' fees) incurred by such  Indemnified  Party as a result of
(i) any breach by the Participant of any provision of this  Agreement;  (ii) any failure on the part of the  Participant  to perform any of its  obligations  set forth in the  Agreement;  (iii) any  failure by the  Participant  to comply with
applicable   laws,   including   rules  and   regulations   of   self-regulatory
organizations;  (iv)  actions of such  Indemnified  Party in  reliance  upon any instructions  issued in accordance  with Annex II or III (as each may be amended from time to time)  reasonably  believed  by the  Distributor  and/or  the Index
Receipt  Agent to be genuine and to have been given by the  Participant;  or (v)
the Participant's  failure to complete a Purchase Order or Redemption Order that has been  accepted.  The  Participant  understands  and agrees that the Funds as third party  beneficiaries  to this  Agreement are entitled to proceed  directly against the Participant in the event that the Participant  fails to honor any of its  obligations  under this Agreement  that benefit the Fund.  The  Distributor shall not be liable to the  Participant  for any damages arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications  with the Indemnified Parties who are service providers to the
Fund,  nor  is  the  Distributor  liable  for  any  action,  representation,  or solicitation made by the wholesalers of the Fund.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant
and  the  Index  Receipt  Agent,  their  respective  subsidiaries,   affiliates,
directors,  officers,  employees,  and  agents,  and each  person,  if any,  who controls such persons  within the meaning of Section 15 of the 1933 Act (each an
"Indemnified  Party"),  from and against any loss,  liability,  cost, or expense
(including  attorneys' fees) incurred by such  Indemnified  Party as a result of
(i) any breach by the Distributor of any provision of this  Agreement;  (ii) any failure on the part of the  Distributor  to perform any of its  obligations  set forth in this  Agreement;  (iii) any failure by the  Distributor  to comply with
applicable   laws,   including   rules  and   regulations   of   self-regulatory
organizations;  or (iv) actions of such  Indemnified  Party in reliance upon any representations made in accordance with Annex II and III (as each may be amended from time to time)  reasonably  believed by the Participant to be genuine and to have been given by the Distributor.  The Participant  shall not be liable to the
Distributor  for any damages  arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the
Indemnified  Parties  who  are  service  providers  to  the  Fund,  nor  is  the
Participant liable for any action,  representation,  or solicitation made by the wholesalers of the Fund.

(c) Neither the Funds,  the  Distributor,  or the Index  Receipt  Agent,  or any
person who controls  such  persons  within the meaning of Section 15 of the 1933
Act,  shall be  liable  to the  Participant  for any  damages  arising  from any differences in performance between the Deposit Securities in a Portfolio Deposit and the Fund's benchmark index.

13. INFORMATION ABOUT DEPOSIT SECURITIES

The  Distributor  will  make  available  on each day that the  Trust is open for business,  through the  facilities of the NSCC, the names and amounts of Deposit
Securities to be included in the current Portfolio Deposit for each Fund.

14. RECEIPT OF PROSPECTUS BY PARTICIPANT

The  Participant  acknowledges  receipt of the Prospectus and represents that it has reviewed that document  (including  the Statement of Additional  Information incorporated therein) and understands the terms thereof.

15. CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUS

As set forth in the Fund Prospectus,  the Distributor may deliver electronically
a  single  prospectus,   annual  or  semi-annual  report  or  other  shareholder
information  (each,  a "Shareholder  Document") to persons who have  effectively consented to such electronic delivery.  The Distributor will deliver Shareholder
Documents  electronically  by  sending  consenting  persons  an  e-mail  message informing them that the applicable  Shareholder  Document has been posted and is available  on the Fund's  website  (www.revenuesharesetfs.com)  and  providing a hypertext  link to the  document.  The  electronic  versions of the  Shareholder
Documents  will be in PDF format and can be  downloaded  and printed using Adobe
Acrobat.

By signing this  Agreement,  the  Participant  hereby  consents to the foregoing electronic delivery of all Shareholder Documents to the e-mail address set forth on the  signature  page  attached to this  Agreement.  The  Participant  further understands and agrees that unless such consent is revoked,  the Participant can
only  obtain  access  to  the   Shareholder   Documents  from  the   Distributor
electronically. The Participant can revoke the consent to electronic delivery of
Shareholder Documents at anytime by providing written notice to the Distributor.
The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly  notify the Distributor if its  e-mail  address  changes.  The  Participant  understands  that it must have continuous Internet access to access all Shareholder Documents.

16. CONSENT TO RECORDING OF CONVERSATIONS

By signing this Agreement,  the Participant  acknowledges that certain telephone conversations between the Distributor and the Participant in connection with the placing of orders may be recorded, and the Participant hereby grants its consent to such recordings.

17. NOTICES

Except  as  otherwise  specifically  provided  in this  Agreement,  all  notices required or permitted to be given pursuant to this  Agreement  shall be given in writing and delivered by personal delivery; by Federal Express; by registered or certified United States first class mail, return receipt requested; or by telex, telegram,  facsimile,  or similar means of same day delivery  (with a confirming copy by mail).  Unless  otherwise  notified in writing,  all notices to the Fund shall be at the address or  telephone,  facsimile,  or telex  numbers  indicated
below the  signature of the  Distributor.  All notices to the  Participant,  the
Distributor,  and the Index  Receipt  Agent  shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

18. EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective five Business Days after execution and delivery to the  Distributor  upon notice by the  Distributor  to the Authorized
Participant.  A  "Business  Day"  shall  mean  each  day the  Trust  is open for business.

(b) This  Agreement  may be terminated at any time by any party upon sixty days'
prior written notice to the other parties,  and may be terminated earlier by the
Fund or the  Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures  described or  incorporated herein.  This Agreement will be binding on each parties' successors and assigns, but the parties agree that neither  party can assign its rights and  obligations under this Agreement without the prior written consent of the other party.

(c) This Agreement may be amended by the  Distributor  from time to time without the  consent  of the  Participant  or  Index  Receipt  Agent  by  the  following procedure.  The  Distributor  will  deliver  a  copy  of  the  amendment  to the
Participant  and the Index Receipt Agent in accordance  with paragraph 14 above.
If neither the  Participant or the Index Receipt Agent objects in writing to the amendment within five days after its receipt,  the amendment will become part of this Agreement in accordance with its terms.

19. TRUST AS THIRD PARTY BENEFICIARY

The  Participant  and the  Distributor  understand and agree that the Trust as a third party  beneficiary  to this  Agreement  is entitled and intends to proceed directly  against the  Participant  in the event that the  Participant  fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

20. INCORPORATION BY REFERENCE

The  Participant  acknowledges  receipt of the Prospectus and represents that it has  reviewed  such  document and  understands  the terms  thereof,  and further acknowledges that the procedures  contained  therein  pertaining to the creation and redemption of Shares are incorporated herein by reference.

21. GOVERNING LAW

This Agreement  shall be governed by and interpreted in accordance with the laws of the State of Delaware.

22. COUNTERPARTS

This Agreement may be executed in several  counterparts,  each of which shall be an original and all of which shall constitute but one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS  WHEREOF,  the parties have caused this  Agreement to be executed and delivered as of the day and year written below.

DATED:______________________________

     Foreside Fund Services, LLC

     By:
                                           Name:  Richard J. Berthy
                                           Title:    Vice President
                                           Address: Two Portland Square
                                           Portland, Maine 04101
                                           Telephone: (207) 553-2322
                                           Facsimile:  (207) 780-8913
                                           Telex: ______________________________

     [Name of Participant]

     By:

        Name: ________________________________________
        Title: _________________________________________
        Address: ______________________________________
        Telephone: ____________________________________
        Facsimile: _____________________________________
        Telex: ________________________________________

     ACCEPTED BY:

     The Bank of New York, as Index Receipt Agent

     By:

                                                Name: __________________________
                                                Title: _________________________
                                                Address:

                                                Telephone: _____________________
                                                Facsimile: _____________________
                                                Telex: _________________________

                                     ANNEX I

         RevenueShares Large Cap Fund - 50,000 Shares per Creation Unit
                          Exchange Trading Symbol: RWL
                             Cusip Number: 761396100

          RevenueShares Mid Cap Fund - 50,000 Shares per Creation Unit
                          Exchange Trading Symbol: RWK
                             Cusip Number: 761396209

         RevenueShares Small Cap Fund - 50,000 Shares per Creation Unit
                          Exchange Trading Symbol: RWJ
                             Cusip Number: 761396308

                                    ANNEX II

     This document  supplements the Trust's Prospectus,  and is an attachment to this  Agreement  (for purposes of Annex II, the "Trust  Participant  Agreement")
with  respect  to the  procedures  to be used by (i) The Bank of New  York  (for purposes of Annex II, where applicable,  the "Transfer Agent" or "Custodian") in processing an order for the creation of Trust Shares and (ii) the Transfer Agent in  processing a request for the  redemption  of shares issued by the Funds (for purposes of Annex II, the "Trust  Shares"),  and (iii) the  Participant  and the
Transfer  Agent in delivering  or arranging  for the delivery of requisite  cash payments,  Portfolio Deposits or Trust Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

     A  Participant  is first  required  to have  signed  the Trust  Participant
Agreement.  Upon acceptance of the Trust  Participant  Agreement by the Transfer
Agent, the Transfer Agent will assign a personal  identification  number to each
Authorized  Person  authorized  to act for the  Participant.  This will  allow a
Participant  through its Authorized  Person(s) to place an order with respect to
Trust Shares.

I.   TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF TRUST SHARES

     1. Call to  Receive a  Submission  Number.  An  Authorized  Person  for the
Participant  will call the Trust Telephone  Representative  at (718) 315-4968 or
4970 not later than the closing time of the regular  trading  session on The New
York Stock  Exchange (the "NYSE Closing  Time")  (ordinarily  4:00 p.m. New York time) to receive a Submission  Number.  In the case of custom orders,  the order must be received by the  Transfer  Agent no later than 3:00 p.m. ET on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the  appropriate  PIN Number) and the terms of the order for creation or request
for  redemption,   the  Trust  Telephone  Representative  will  issue  a  unique
Submission  Number.  All orders with  respect to the creation or  redemption  of
Trust Shares are  required to be in writing and  accompanied  by the  designated
Submission  Number.  Incoming  telephone calls are queued and will be handled in the  sequence  received.  Calls  placed  before  the NYSE  Closing  Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT
HANG UP AND  REDIAL.  INCOMING  CALLS  THAT ARE  ATTEMPTED  LATER  THAN THE NYSE
CLOSING TIME WILL NOT BE ACCEPTED.

     2. Assemble the Submission.  The Authorized  Person  submitting an order to create or a request to redeem shall assemble (a) written instructions  regarding such creation order or redemption request, (b) the designated  Submission Number and (c) transmit  such  document by  facsimile  or telex to the Trust  Telephone
Representative and the Distributor,  as applicable,  according to the procedures set forth below in  subsection  3. The document so  transmitted  is  hereinafter referred to as the  "Submission",  and the Business Day on which a Submission is made is  hereinafter  referred  to as the  "Transmittal  Date".  NOTE  THAT  THE
TELEPHONE  CALL IN WHICH THE  SUBMISSION  NUMBER IS ISSUED  INITIATES  THE ORDER
PROCESS  BUT DOES NOT ALONE  CONSTITUTE  THE ORDER.  AN ORDER OR REQUEST IS ONLY
COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

     3. Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Trust Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within 15 minutes of the issuance of the  Submission  Number.  In the event that the  Submission  is not received  within such time period,  the Trust  Telephone
Representative  will  attempt to contact the  Participant  to request  immediate transmission of the Submission.

     (a) In the case of a Submission  for  creation,  unless the  Submission  is received by the Trust Telephone Representative upon the earlier of within (i) 15 minutes  of  contact  with the  Participant  or (ii) 45  minutes  after the NYSE
Closing Time, the Submission will be deemed invalid.

     (b) In the case of a Submission for  redemption,  unless such Submission is received by the Trust Telephone  Representative within (i) 15 minutes of contact with the  Participant or (ii) 45 minutes after the NYSE Closing Time,  whichever is earlier, such order for redemption contained therein shall be Deemed Received
(as hereinafter defined in Section IV) by the Transfer Agent on the Business Day
following such  Transmittal  Date in accordance with the procedures set forth in
Section IV(2) and (4) hereof.

     4. Await Receipt of Confirmation.

     (a) Trust's  Clearing  Process-Creation  Orders.  The Transfer  Agent shall issue to the  Participating  Party a  confirmation  of acceptance of an order to create  Trust  Shares in  Creation  Unit size  aggregations  through the Trust's
Clearing  Process  within 15 minutes of its receipt of a Submission  received in good  form.  In the  event the  Participating  Party  does not  receive a timely confirmation  from the Transfer Agent, it should contact the Distributor and the
Trust Telephone Representative at the business numbers indicated.

     (b) Trust's Clearing  Process-Requests for Redemptions.  The Transfer Agent
shall issue to the Participating Party a confirmation of acceptance of a request to redeem Trust Shares in Creation  Unit size  aggregations  through the Trust's
Clearing  Process  within 15 minutes of its receipt of a Submission  received in good  form.  In the  event the  Participating  Party  does not  receive a timely confirmation  from the Transfer  Agent,  it should  contact the  Transfer  Agent directly at the business number indicated.

     (c) Outside the Trust's  Clearing  Process-Creation  Orders.  The  Transfer
Agent  shall issue to the DTC  Participant  an  acknowledgment  of receipt of an order to create  Trust  Shares in Creation  Unit size  aggregations  outside the
Trust's  Clearing  Process  within 15  minutes of its  receipt  of a  Submission received  in good  form.  In the event the DTC  Participant  does not  receive a timely  acknowledgment  from the Transfer  Agent, it should contact the Transfer
Agent at the business numbers indicated.

     (d) Outside the  Trust's  Clearing  Process-Requests  for  Redemption.  The
Transfer Agent shall issue to the DTC Participant an  acknowledgment  of receipt of an order to redeem Trust Shares in Creation  Unit size  aggregations  outside the Trust's  Clearing  Process  within 15 minutes of its receipt of a Submission received  in good  form.  In the event the DTC  Participant  does not  receive a timely  acknowledgment  from the Transfer  Agent, it should contact the Transfer
Agent directly at the business number indicated.

II.  PARTICIPANTS'  RESPONSIBILITY  FOR  DELIVERING OR EFFECTING THE DELIVERY OF
     REQUISITE   PORTFOLIO  DEPOSITS  OR  TRUST  SHARES  AND  CASH  PAYMENTS  IN
     CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

     1.  Trust's  Clearing  Process-Creation  Orders.  The  Participating  Party
notified of  confirmation of an order to create Trust Shares through the Trust's
Clearing  Process  shall be required to transfer or arrange for the  transfer of
(a) the  requisite  Deposit  Securities  (or  contracts to purchase such Deposit
Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component,  if any, to the Transfer Agent by means of the
Trust's Clearing Process so as to be received no later than on the "regular way"
settlement  date  following  the  Business  Day on which  such  order is  Deemed
Received by the Transfer Agent as set forth below in Section IV.

     2. Trust's Clearing  Process-Redemption  Requests.  The Participating Party
notified of confirmation of a request to redeem Trust Shares through the Trust's
Clearing  Process  shall be required to transfer or arrange for the  transfer of the  requisite  Trust  Shares and the Cash  Redemption  Amount,  if any,  to the
Transfer Agent by means of the Trust's  Clearing Process so as to be received no later than on the "regular way"  settlement  date  following the Business Day on which such order is Deemed  Received by the Transfer Agent as set forth below in
Section IV.

     3.  Outside  the  Trust's  Clearing   Process-Creation   Orders.   The  DTC
Participant  notified  of  acknowledgment  of an order to  create  Trust  Shares outside the Trust's  Clearing  Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite Deposit  Securities through DTC so as to be received by the Transfer  Agent no later than 11:00 a.m. on the next Business
Day  immediately  following  the  Business  Day on which  such  order is  Deemed
Received by the  Distributor  as set forth below in Section IV, in such a way as to replicate the Portfolio  Deposit  established on the Transmittal  Date by the
Transfer Agent and (b) the Cash Component,  if any,  through the Federal Reserve
Bank wire system so as to be received by the Transfer  Agent by 2:00 p.m. on the next Business Day immediately  following the day such order is Deemed  Received.
If the Transfer Agent does not receive the Deposit  Securities by 11:00 a.m. and the Cash  Component,  if any,  by 2:00  p.m.  on the  Business  Day  immediately following the day such order is Deemed Received, the creation order contained in such  Submission  shall be canceled.  Upon written notice to the Transfer Agent, the DTC Participant  may resubmit such canceled order on the following  Business
Day using a Portfolio Deposit as newly constituted.

     4.  Purchase  of  Creation  Unit  Aggregations  Prior to Receipt of Deposit
Securities.  Creation Unit  Aggregations may be created in advance of receipt by the Trust of all or a portion of the applicable  Deposit Securities as described below.  In these  circumstances,  the initial  deposit will have a value greater than the NAV of the Fund  Shares on the date the order is placed in proper  form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component,  plus (ii) 105% of the market value of the undelivered Deposit Securities (the "Additional Cash Deposit"). The
order shall be deemed to be received on the  Business  Day on which the order is placed  provided  that the order is placed in proper  form  prior to 4:00  p.m.,
Eastern time,  on such date,  and federal  funds in the  appropriate  amount are deposited  with the Transfer  Agent by 11:00 a.m.,  Eastern time,  the following
Business  Day. If the order is not placed in proper form by 4:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m. the next Business
Day, then the order may be deemed to be canceled and the Authorized  Participant shall  be  liable  to the Fund  for  losses,  if any,  resulting  therefrom.  An additional  amount of cash shall be  required  to be  deposited  with the Trust, pending  delivery of the missing Deposit  Securities to the extent  necessary to maintain the Additional  Cash Deposit with the Trust in an amount at least equal to 105% of the daily marked to market value of the missing Deposit Securities.

     5.  Outside  the  Trust's  Clearing  Process-Redemption  Requests.  The DTC
Participant  notified  of  acknowledgment  of a request to redeem  Trust  Shares outside the Trust's  Clearing  Process shall be required to effect a transfer to the Transfer Agent (a) the requisite number of Trust Shares through DTC no later than the NYSE  Closing  Time on the  Business  Day on which such order is Deemed
Received  by the  Transfer  Agent and (b) the Cash  Redemption  Amount,  if any,
through the Federal  Reserve  Bank wire system by no later than 2:00 p.m. on the next Business Day immediately  following the Business Day on which such order is
Deemed Received by the Transfer Agent.

     6.  Transaction  Fee. In  connection  with the  creation or  redemption  of
Creation Units, the Transfer Agent shall charge,  and the Participant  agrees to pay to the  Transfer  Agent,  the  Transaction  Fee  prescribed  in the  Trust's
Prospectus  applicable  to (i)  creations  or  redemptions  through  the Trust's
Clearing Process,  or the Transaction Fee and such additional  amounts as may be prescribed  pursuant  to the  Trust's  prospectus  applicable  to  creations  or redemptions  outside the Trust's  Clearing Process and (ii) creations within the
Trust's  Clearing Process where the cash equivalent value of one or more Deposit
Securities is being deposited in lieu of the inclusion of such Deposit  Security in the securities  portion of the Portfolio  Deposit  because the Participant is
restricted  by  regulation  or  otherwise   from  investing  or  engaging  in  a
transaction in such security.  Such Transaction Fee and additional  amounts,  if any,  shall  be  included  in the  calculation  of the  Cash  Component  or Cash
Redemption  Amount  payable  or to be  received,  as the  case  may  be,  by the
Participant in connection with the creation or redemption order.

III. CUSTODIAN'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TRUST SHARES
     OR SECURITIES  AND CASH PAYMENTS IN CONNECTION  WITH ORDERS FOR CREATION OR
     REQUESTS FOR REDEMPTION.

     1. Trust's Clearing  Process-Creation  Order.  After the Transfer Agent has
received  notification of a Submission from the Participant for a creation order for Trust  Shares  through the Trust's  Clearing  Process  which has been Deemed
Received by the  Transfer  Agent as set forth below in Section IV, the  Transfer
Agent shall initiate  procedures to transfer the requisite  Trust Shares and the
Cash  Component,  if any,  through  the  Trust's  Clearing  Process  so as to be received  by the  creator no later than on the  "regular  way"  settlement  date following  the Business Day on which the  Submission  is Deemed  Received by the
Transfer Agent.

     2. Trust's Clearing  Process-Redemption  Requests. After the Transfer Agent
has received a Submission for a redemption  request for Trust Shares through the
Trust's  Clearing Process and Deemed Received such submission as set forth below in Section IV, the  Transfer  Agent shall  initiate  procedures  to transfer the requisite  securities (or contracts to purchase such  securities  expected to be delivered  through  NSCC by the  "regular  way"  settlement  date)  and the Cash
Redemption  Amount,  if any,  through the Trust's  Clearing  Process so as to be received by the Beneficial  Owner no later than on the "regular way"  settlement date  following the Business Day on which the  Submission is Deemed  Received by the Transfer Agent.

     3. Outside the Trust's Clearing Process-Creation Orders. After the Transfer
Agent has received  notification  of a  Submission  from the  Participant  for a creation order for Trust Shares outside the Trust's  Clearing  Process which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the
Transfer Agent shall initiate  procedures to transfer the requisite Trust Shares through DTC and the DTC Participant and the Cash Component,  if any, through the
Federal  Reserve  Bank wire  system so as to be received by the creator no later than on the third (3rd)  Business  Day  following  the Business Day on which the
Submission is Deemed Received by the Transfer Agent.

     4.  Outside the Trust's  Clearing  Process-Redemption  Requests.  After the
Transfer  Agent has  received a Submission  for a  redemption  request for Trust
Shares outside the Trust's  Clearing Process and Deemed Received such submission as set forth below in Section IV, the Transfer Agent shall  initiate  procedures to transfer the requisite  securities (or contracts to purchase such  securities expected to be delivered  within three  Business  Days)  through DTC and the DTC
Participant and the Cash Redemption  Amount, if any, through the Federal Reserve
Bank wire system so as to be received by the  Beneficial  Owner no later than on the third (3rd)  Business Day following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

IV.  PROCEDURES  BY WHICH AN ORDER TO  CREATE OR A  REQUEST  TO REDEEM  SHALL BE
     "DEEMED RECEIVED."

     1.  Trust's  Clearing  Process-Creation  Orders.  An order to create  Trust
Shares through the Trust's  Clearing  Process shall be "Deemed  Received" by the
Transfer Agent on the  Transmittal  Date only if (a) the  Submission  containing such order is in proper form and (b) such Submission is received by the Transfer
Agent no later  than the time on such  Transmittal  Date as set forth in Section
I(3)(a)  hereof.   Orders  to  create  Trust  Shares  contained  in  Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

     2. Trust's Clearing Process-Redemption  Requests. A request to redeem Trust
Shares  through the Trust's  Clearing  Process  shall be Deemed  Received by the
Transfer Agent on the  Transmittal  Date only if (a) the  Submission  containing such  request is in proper  order and (b) such  Submission  is  received  by the
Transfer Agent no later than the time on such  Transmittal  Date as set forth in
Section I(3)(b) hereof. Requests to redeem Trust Shares contained in Submissions transmitted  after such time on a Transmittal Date shall be "Deemed Received" by the Trustee on the next  Business Day  immediately  following  such  Transmittal
Date.

     3. Outside the Trust's Clearing Process-Creation Orders. An order to create
Trust Shares outside the Trust's  Clearing  Process shall be Deemed  Received by the  Transfer  Agent  on the  Transmittal  Date  only  if:  (a)  the  Submission containing  such order is in proper form, (b) such Submission is received by the
Transfer Agent no later than the time on such  Transmittal  Date as set forth in
Section  I(3)(a)  hereof,  (c) the  requisite  number of Deposit  Securities  is transferred  through DTC to the account of the Trust no later than 11:00 a.m. on the Business Day next following the  Transmittal  Date and (d) the cash equal to the Cash  Component,  if any, is transferred  via the Federal  Reserve Bank wire system to the  account of the Trust by no later than 2:00 p.m.  on the  Business
Day next following the Transmittal Date. If either the Submission, the requisite
Deposit  Securities  or the cash equal to the Cash  Component is not received by the Trustee within the time periods set forth above,  such order shall be deemed invalid.

     4. Outside the Trust's Clearing  Process-Redemption  Requests. A request to redeem  Trust  Shares  outside  the  Trust's  Clearing  Process  shall be Deemed
Received  by the  Transfer  Agent  on  the  Transmittal  Date  only  if (a)  the
Submission  containing  such request is in proper form,  (b) such  Submission is received  by the Trust no later  than the time as set forth in  Section  I(3)(b)
hereof,  (c) the requisite  number of Trust Shares is transferred via DTC to the account of the Transfer Agent by the NYSE Closing Time on such  Transmittal Date and (d) the Cash Redemption Amount owed to the Trust, if any, is received by the
Transfer  Agent no later than 2:00 p.m. of the Business Day next  following such
Transmittal  Date. If either the  Submission,  the Trust Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Trust within the time periods set forth above, such redemption request shall be Deemed Received by the
Transfer  Agent  on the  Business  Day on  which  both  the  Submission  and the requisite  number of Trust Shares are delivered to the Transfer Agent within the proper  time  periods  as set forth  above;  provided  that the Cash  Redemption
Amount, if any, is then paid on the next Business Day within the time period set forth above.

     5. Ambiguous  Instructions.  In the event that a Submission  contains terms that differ from the  information  provided in the telephone call at the time of issuance of the  Submission  Number,  the Trust  Telephone  Representative  will attempt to contact the  Participant to request  confirmation of the terms of the order.  If an  Authorized  Person  confirms  the  terms  as they  appear  in the
Submission then the Submission will be accepted and processed.  If an Authorized
Person  contradicts  its terms,  the Submission  will be deemed  invalid,  and a corrected Submission must be received by the Transfer Agent, as applicable,  not later  than the  earlier  of (i)  within 15  minutes  of such  contact  with the
Participant  or (ii) 45  minutes  after  the NYSE  Closing  Time.  If the  Trust
Telephone  Representative is not able to contact an Authorized Person,  then the
Submission  shall be  accepted  and  processed  in  accordance  with  its  terms notwithstanding  any inconsistency from the terms of the telephone  information.
In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust  Telephone  Representative  will attempt to contact the Participant to request retransmission of the Submission. A corrected
Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such  contact  with the  Participant  or
(ii) 45 minutes after the NYSE Closing Time.

     6.  Suspension or Rejection of an Order.  The Distributor or Transfer Agent
reserves  the right to suspend a  Submission  in the event  that its  acceptance would  appear to result  in the  Participant  or a  Beneficial  Owner  owning 80 percent (80%) or more of all outstanding Trust Shares and if pursuant to Section
351 of the Internal Revenue Code of 1986, as amended,  such a circumstance would result in the Trust having a basis in the  securities  deposited  different from the market value of such securities on the date of deposit.  In such event,  the
Distributor  or the Trust  Telephone  Representative  will attempt to contact an
Authorized  Person for purposes of confirmation of the fact that with respect to such  Participant no Beneficial  Owner would own 80 percent (80%) or more of all outstanding  Trust  Shares  upon  execution  of the  Submission  or that  such a circumstance  would not  result in the  Trust  having a basis in the  securities deposited  different  from the market  value of such  securities  on the date of deposit.  In  the  event  that  (i)  the  Distributor  or  the  Trust  Telephone
Representative is unable to contact an Authorized Person or (ii) the Participant fails to  transmit an  identical  Submission  containing  a  representation  and warranty as to such fact, then the Submission shall be deemed invalid.

     The  Trust   reserves  the  absolute  right  to  reject  a  creation  order transmitted  to it by the  Distributor in respect of a Fund if: (i) the order is not in  proper  form;  (ii) the  investor(s),  upon  obtaining  the Fund  Shares ordered,  would own 80% or more of the currently outstanding shares of any Fund;
(iii) the Deposit Securities  delivered are not as disseminated for that date by the Custodian,  as described  above;  (iv) acceptance of the Deposit  Securities would have certain  adverse tax  consequences to the Fund; (v) acceptance of the
Fund Deposit would, in the opinion of counsel,  be unlawful;  (vi) acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (vii)
in the event that  circumstances  outside the control of the Trust, the Transfer
Agent,  the  Distributor  and the  Adviser  make it for all  practical  purposes impossible to process creation orders.  Examples of such  circumstances  include acts of God; public service or utility problems such as fires,  floods,  extreme weather  conditions  and power  outages  resulting  in  telephone,  telecopy and computer  failures;  market  conditions or  activities  causing  trading  halts;
systems failures involving  computer or other information  systems affecting the
Trust,  the  Adviser,  the  Distributor,  DTC,  NSCC,  the Transfer  Agent,  the
Custodian or sub-custodian or any other participant in the creation process, and similar  extraordinary  events.  The Transfer  Agent shall notify  immediately a prospective creator of a Creation Unit and/or the Authorized  Participant acting on behalf of such  prospective  creator  of its  rejection  of the order of such person.  The Trust,  the Custodian,  any  sub-custodian  and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund  Deposits nor shall any of them incur any liability for the failure to give any such notification.

V.   PROCEDURES SPECIFIC TO CUSTOM BASKETS

     The Fund has developed  custom creation,  redemption and other  non-typical
baskets  (the  "Custom   Baskets").   Custom   Baskets  are  intended  to  allow
Participants to transact in that Fund and other  non-standard  baskets using the
Custom Basket  process.  The Custom Basket process allows for  cash-in-lieu  for certain  securities  as well as  non-typical  baskets  and  continues  to settle through  the  standard  CNS  process at NSCC.  It is the  responsibility  of the
Participant  to apply to the NSCC by  contacting  DTCC  Participant  Services at
212-855-4155  and the Transfer  Agent at  718-315-4968  or 4970 to allow them to receive  Custom  Baskets as well as the  regular  daily  standard  baskets  (the
"Standard  Baskets").  To ensure  proper  tracking of the Fund to its  benchmark index the following guidelines must be followed when transacting Custom Baskets:

     1.  On or  before  T-1,  the  Participant  must  request  a  Custom  Basket
Application  Form from the Transfer  Agent by calling  718-315-4968  or 4970 for creations and  redemptions.  The Transfer Agent will fax a standard  Application
Form (see attached) on which the Participant  must identify the securities to be added to or omitted from the creation or redemption  basket (the "Added  Issues"
or the  "Omitted  Issues").  In the case of an  Omitted  Issue,  cash in lieu is defined  as the Net Asset  Value of the Fund  times  the  number of units in one creation block minus the value of the Omitted Issues.  Participants will also be responsible  for any  costs  associated  with the  conversion  of cash  into the
Omitted Issues to be purchased.  Participants may request that the Custom Basket be  available  for  creations  and  redemptions  for a one-time  transaction,  a specific  period or  indefinitely.  The Transfer  Agent will advise the Fund who will  review  the  Custom  Basket  request  and,  if  approved,  will  deliver a confirmation  back to the  Transfer  Agent  and the  Participant.  In the  event subsequent  additions  and/or  deletions to Added  Issues or Omitted  Issues are required  to change the custom  basket  already  approved,  the  Participant  is responsible for completing a new standard form with the Transfer Agent.

     2. On trade date minus 1 day,  prior to the  opening of the NYSE,  the Fund through  Transfer  Agent will notify NSCC as to the  components  of the approved
Custom  Baskets  available  that day along with the  components  of the Standard
Basket.  Each  Custom  Basket will be  identified  by a separate  NSCC  assigned instruction CUSIP.

     3. On trade date,  the  Participant  will follow the  directions  regarding placing  orders  outlined in Attachment  A. A  Participant  wishing to create or redeem a Custom  Basket must  identify the custom CUSIP on the order form in the blank  provided.  Orders  received  without  a custom  CUSIP  indicated  will be processed as orders for Standard Baskets. Participants placing orders for Custom
Baskets  must note that the  cut-off-time  to create and redeem a Custom  Basket will be 3:00 p.m. New York time. Orders for Custom Baskets will not be processed if received by the Transfer Agent after 3:00 p.m. New York time. The Participant may transact on the Standard Basket at any time during the trade date.

     IN WITNESS WHEREOF,  the Participant  acknowledges  that he or she has read the  procedures  relating  to Custom  Baskets and agrees to comply with all such procedures. Failure to comply with the Custom Basket procedures will require the transaction to be effected in the Standard Basket.

Participant:

By:

Title:

Address:

Telephone:

Facsimile:

Telex:

Date:

VI.      TELEPHONE, FACSIMILE, AND TELEX NUMBERS

TRUST TELEPHONE REPRESENTATIVE:                              TELEPHONE:
                                                             FACSIMILE:

TRUSTEE:                                                     TELEPHONE:
                                                             FACSIMILE:

PARTICIPANT:                                                 TELEPHONE:
                                                             FACSIMILE:

                                    ANNEX III

               FORM OF CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The  following  are the names,  titles and  signatures  of all persons  (each an
"Authorized  Person")  authorized to give instructions  relating to any activity contemplated by this  Authorized  Participant  Agreement,  or any other notices, request or  instruction  on behalf of  Participant  pursuant to this  Authorized
Participant Agreement.

For each Authorized Person:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

Name:
Title:
Signature:
E-Mail Address:
Telephone:
Facsimile:

The undersigned [name], [title],  [company] does hereby certify that the persons listed  above have been duly  elected to the  offices  set forth  beneath  their names,  that  they  presently  hold  such  offices,  that  they  have  been duly authorized to act as Authorized  Persons pursuant to the Authorized  Participant
Agreement by and among  Foreside  Fund  Services,  LLC and  [Participant]  dated
[date] and that their  signatures set forth above are their own true and genuine signatures.

By: ___________________________

Date:
Name:
Title: [Participant's] Secretary or Other Duly Authorized Officer